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                                                                    Exhibit 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 16, 2000 (except with respect to the matters discussed in Note 3, as to which the date is March 16, 2000) or incorporated by reference in Arch Communications Group, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.




                                                   /s/ Arthur Andersen LLP
                                                   -----------------------------
                                                   ARTHUR ANDERSEN LLP


Boston, Massachusetts
July 24, 2000